Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2020 Financial and Operating Results

OKLAHOMA CITY (August 4, 2020) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three months and six months ended June 30, 2020 and provided an update on its 2020 activities. Key highlights are as follows:

•	Continued improvement in well costs with Utica Shale and SCOOP total costs per lateral foot for the six-month period declining by 18% and 31%, respectively, versus full year 2019 levels

•	Reported net loss of $561.1 million, or $3.51 per diluted share for the second quarter

•	Reported adjusted net income (non-GAAP) of $47.1 million, or $0.29 per diluted share for the second quarter

•	Generated adjusted EBITDA (non-GAAP) of $145.0 million for the second quarter

•	Reported cash provided by operating activities of $116.4 million for the second quarter

•	Generated operating cash flow (non-GAAP), excluding working capital changes, of $97.9 million for the second quarter

•	Generated free cash flow (non-GAAP) of $43.9 million for the second quarter

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, EBITDA, adjusted EBITDA, operating cash flow and free cash flow.

2020 Capital Expenditures

The Company’s incurred capital expenditures during the second quarter of 2020 benefited from continued improvement in drilling and completions operations, efficiency gains and lower service costs. During the second quarter of 2020, Gulfport’s incurred total capital expenditures were $54.0 million. Gulfport’s incurred total capital expenditures includes approximately $51.7 million of drilling and completion (“D&C”) capital expenditures and $2.3 million of land capital expenditures.

For the six-month period ended June 30, 2020, Gulfport’s incurred total capital expenditures were $189.3 million. Gulfport’s incurred total capital expenditures includes approximately $183.1 million of D&C capital expenditures and $6.2 million of land capital expenditures.

2020 Operational Update

As a result of the current commodity price environment, during the second quarter of 2020 Gulfport made the strategic decision to defer near-term production to later periods in 2020 and early 2021, when natural gas prices are expected to be higher. In addition, Gulfport now plans to complete an additional 7 gross wells in the Utica Shale in the second half of 2020. This additional activity provides incremental production late this year and into early 2021 in the anticipation of higher prices during the winter months. Gulfport expects minimal impact to full year 2020 production levels from this activity and reaffirms its 2020 full year net production to average 1,000 MMcfe to 1,075 MMcfe per day. In addition, based on current pricing levels, Gulfport forecasts its third quarter of 2020 production to average approximately 980 MMcfe to 1,030 MMcfe per day.

Efficient operations and continued improvements in drilling and completions costs allows Gulfport to add this incremental activity projecting 2020 total capital expenditures to be at the low-end of the previously provided range of $285 million to $310 million.

Balance Sheet and Liquidity

As of June 30, 2020, the Company’s liquidity totaled approximately $255.7 million, comprised of the $700 million borrowing base plus approximately $2.8 million in cash on hand less $324.1 million outstanding letters of credit and $123.0 million of revolver draw.

Production and Realized Prices

Gulfport’s net daily production for the second quarter of 2020 averaged approximately 1,027 MMcfe per day. For the second quarter of 2020, Gulfport’s net daily production mix was comprised of approximately 91% natural gas, 6% natural gas liquids (“NGL”) and 3% oil. For the three-month period ended June 30, 2020, key realized price highlights are as follows:

•	Realized natural gas price, before the impact of derivatives and including transportation costs, averaged $1.02 per Mcf, a $0.70 per Mcf differential to the average trade month NYMEX settled price

•	Realized oil price, before the impact of derivatives and including transportation costs, averaged $20.14 per barrel, a $7.71 per barrel differential to the average WTI oil price

•

Realized natural gas liquids, before the impact of derivatives and including transportation costs, averaged $0.25 per gallon, equivalent to $10.29 per barrel, or approximately 37% of the average WTI oil price

For the six-month period ended June 30, 2020, key realized price highlights are as follows:

•	Realized natural gas price, before the impact of derivatives and including transportation costs, averaged $1.14 per Mcf, a $0.70 per Mcf differential to the average trade month NYMEX settled price

•	Realized oil price, before the impact of derivatives and including transportation costs, averaged $33.26 per barrel, a $3.71 per barrel differential to the average WTI oil price

•	Realized NGL price, before the impact of derivatives and including transportation costs, averaged $0.31 per gallon, equivalent to $12.91 per barrel, or approximately 35% of the average WTI oil price

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Production Volumes:
Natural gas (MMcf)	84,988	111,603	171,047	213,682
Oil (MBbls)	417	649	948	1,261
NGL (MGal)	41,829	57,189	88,346	113,019
Gas equivalent (MMcfe)	93,463	123,668	189,359	237,394
Gas equivalent (Mcfe per day)	1,027,065	1,358,989	1,040,432	1,311,567

Average Realized Prices

(after deducts for transportation costs and before the impact of derivatives):

Natural gas (per Mcf)	$1.02	$2.02	$1.14	$2.35
Oil (per Bbl)	$20.14	$56.85	$33.26	$55.03
NGL (per Gal)	$0.25	$0.45	$0.31	$0.51
Gas equivalent (per Mcfe)	$1.13	$2.33	$1.34	$2.65

Average Realized Prices:

(after deducts for transportation costs and including cash-settlement of derivatives):

Natural gas (per Mcf)	$2.01	$2.20	$1.99	$2.32
Oil (per Bbl)	$117.26	$57.42	$85.93	$55.34
NGL (per Gal)	$0.25	$0.51	$0.31	$0.55
Gas equivalent (per Mcfe)	$2.46	$2.52	$2.37	$2.64

The table below summarizes Gulfport’s second quarter of 2020 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2020	2020	2019
Utica Shale
Natural gas (MMcf)	70,531	92,301	142,037	178,002
Oil (MBbls)	28	57	82	122
NGL (MGal)	9,676	20,827	21,897	44,163
Gas equivalent (MMcfe)	72,082	95,616	145,657	185,044
Gas equivalent (Mcfe per day)	792,106	1,050,724	800,313	1,022,341

SCOOP
Natural gas (MMcf)	14,452	19,283	29,002	35,649
Oil (MBbls)	381	446	852	844
NGL (MGal)	32,146	36,342	66,443	68,822
Gas equivalent (MMcfe)	21,330	27,149	43,604	50,543
Gas equivalent (Mcfe per day)	234,396	298,343	239,583	279,243

Other
Natural gas (MMcf)	5	19	8	31
Oil (MBbls)	8	147	15	295
NGL (MGal)	7	19	6	34
Gas equivalent (MMcfe)	51	903	97	1,807
Gas equivalent (Mcfe per day)	563	9,922	536	9,983

Operational Update

The table below summarizes Gulfport’s activity for the three-month and six-month period ended June 30, 2020:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended	Three months ended
	March 31,	June 30,	Guidance
	2020	2020	2020
Net Wells Spud
Utica - Operated	7.0	4.1	15
SCOOP - Operated	4.5	0.7	8

Total	11.5	4.8

Net Wells Completed
Utica - Operated	15.0	7.0
SCOOP - Operated	3.8	—

Total	18.8	7.0

Net Wells Turned-to-Sales
Utica - Operated	3.0	10.0	25
SCOOP - Operated	3.8	—	4

Total	6.8	10.0

Utica Shale

In the Utica Shale, during the second quarter of 2020, Gulfport spud five gross (4.1 net) operated wells. The wells drilled during this period had an average lateral length of approximately 8,300 feet. In addition, Gulfport turned-to-sales 10 gross (10 net) operated wells with an average stimulated lateral length of approximately 9,500 feet.

For the six-month period ended June 30, 2020, Gulfport spud 12 gross (11.1 net) operated wells. The wells drilled during this period had an average lateral length of approximately 9,500 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 18.5 days, an improvement of 6% from the 2019 average. In addition, Gulfport turned-to-sales 13 gross (13 net) operated wells with an average stimulated lateral length of approximately 10,800 feet. Total well costs per lateral foot were $915 in the six-month period ended June 30, 2020, an improvement of 18% versus full year 2019 levels.

At present, Gulfport has one operated drilling rig running in the play and expects to continue running one rig through the third quarter of 2020.

SCOOP

In the SCOOP, during the second quarter of 2020, Gulfport spud one gross (0.7 net) operated well which had an average lateral length of approximately 9,200 feet.

For the six-month period ended June 30, 2020, Gulfport spud six gross (5.2 net) operated wells. The wells drilled during this period had an average lateral length of approximately 9,400 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 37.0 days, an improvement of 32% from the 2019 average. Total well costs per lateral foot were $1,065 in the six-month period ended June 30, 2020, an improvement of 31% versus full year 2019 levels.

At present, Gulfport has one operated drilling rig running in the play and expects to continue running one rig for the remainder of 2020.

Derivatives

The table below details the Company’s hedging positions as of August 4, 2020:

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	3Q2020	4Q2020
Natural Gas:

Swap Contracts (NYMEX)
Volume (BBtupd)	378	470
Price ($ per MMBtu)	$2.87	$2.71

Basis Swap Contracts (OGT)
Volume (BBtupd)	10	10
Differential ($ per MMBtu)	$(0.54)	$(0.54)

Basis Swap Contracts (Transco Zone 4)
Volume (BBtupd)	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	3,000	3,000
Price ($ per Bbl)	$35.49	$35.49

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	1,500	1,500
Price ($ per Gal)	$0.48	$0.48

	2020(1)	2021	2022	2023
Natural Gas:
Swap Contracts (NYMEX)
Volume (BBtupd)	424	—	—	—
Price ($ per MMBtu)	$2.78	$—	$—	$—

Collars (NYMEX)
Volume (BBtupd)	—	250	—	—
Weighted Average Floor Purchase Price ($ per MMBtu)	$—	$2.46	$—	$—
Weighted Average Ceiling Sold Price ($ per MMBtu)	$—	$2.81	$—	$—

Call Option Contracts Sold (NYMEX)
Volume (BBtupd)	—	—	628	628
Price ($ per MMBtu)	$—	$—	$2.90	$2.90

Basis Swap Contracts (OGT)
Volume (BBtupd)	10	—	—	—
Differential ($ per MMBtu)	$(0.54)	$—	$—	$—

Basis Swap Contracts (Transco Zone 4)
Volume (BBtupd)	60	—	—	—
Differential ($ per MMBtu)	$(0.05)	$—	$—	$—

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	3,000	—	—	—
Price ($ per Bbl)	$35.49	$—	$—	$—

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	1,500	—	—	—
Price ($ per Gal)	$0.48	$—	$—	$—

(1)	July 1 - December 31, 2020

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host its second quarter of 2020 earnings conference call on Wednesday, August 5, 2020 at 9:00 a.m. Central Time.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13707137. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds non-core assets that include an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as the expected impact of the COVID-19 pandemic on our business, our industry and the global economy, production and financial guidance, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.ir.gulfportenergy.com/all-sec-filings). These risk factors include the expected impact of the COVID-19 pandemic on our business; our ability to comply with the covenants under our revolving credit facilities and other indebtedness and the related impact on our ability to continue as a going concern, the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests; downgrades in our credit rating requiring us to post more collateral under certain commercial arrangements; significant reduction in our borrowing base under our revolving credit facility as a result of periodic borrowing base redeterminations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; failure to meet our firm commitment delivery obligations under our firm transportation contracts, which will result in fees and may have a material adverse effect on our operations; drilling and operating risks and resulting liabilities; numerous uncertainties in estimating quantities of bitumen reserves and resources in connection with our equity investment in Grizzly; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings; operating hazards and uninsured risks may result in substantial losses and could prevent us from realizing profits; limited control over properties we do not operate; recent decisions by the Ohio Supreme Court interpreting the Ohio Dormant Mineral Act relating to preservation of mineral rights by surface owners; impacts of potential legislative and regulatory actions addressing climate change; impacts of potential legislative and regulatory actions addressing climate change; effects of environmental protection laws and regulation on our business; federal and state tax proposals affecting our industry; competition in the oil and gas exploration and production industry; pipeline and gathering system capacity constraints and transportation interruptions; ability to dispose of nonstrategic assets on attractive terms; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; terrorist activities and cyber-attacks adversely impacting our operations; an interruption in operations at our headquarters due to a catastrophic event; failure to remediate material weakness and maintain effective internal controls; our inability to increase or maintain our liquidity through capital exchanges, or other means; change of control limiting our use of net operating losses to reduce future taxable income.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

Media Contact

Reevemark

Paul Caminiti / Hugh Burns / Nicholas Leasure

212-433-4600

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$2,817	$6,060
Accounts receivable—oil and natural gas sales	65,645	121,210
Accounts receivable—joint interest and other	19,389	47,975
Prepaid expenses and other current assets	10,862	4,431
Short-term derivative instruments	53,188	126,201

Total current assets	151,901	305,877

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,564,189 and $1,686,666 excluded from amortization in 2020 and 2019, respectively	10,730,992	10,595,735
Other property and equipment	96,838	96,719
Accumulated depletion, depreciation, amortization and impairment	(8,457,464)	(7,228,660)

Property and equipment, net	2,370,366	3,463,794

Other assets:
Equity investments	13,052	32,044
Long-term derivative instruments	4,298	563
Deferred tax asset	—	7,563
Operating lease assets	3,640	14,168
Operating lease assets—related parties	—	43,270
Other assets	37,000	15,540

Total other assets	57,990	113,148

Total assets	$2,580,257	$3,882,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$315,575	$415,218
Short-term derivative instruments	8,540	303
Current portion of operating lease liabilities	3,356	13,826
Current portion of operating lease liabilities—related parties	—	21,220
Current maturities of long-term debt	649	631

Total current liabilities	328,120	451,198

Long-term derivative instruments	45,615	53,135
Asset retirement obligation	61,371	60,355
Uncertain tax position liability	3,209	3,127
Non-current operating lease liabilities	284	342
Non-current operating lease liabilities—related parties	—	22,050
Long-term debt, net of current maturities	1,910,318	1,978,020

Total liabilities	2,348,917	2,568,227

Commitments and contingencies
Preferred stock, $0.01 par value; 5.0 million shares authorized (30 thousand authorized as redeemable 12% cumulative preferred stock, Series A), and none issued and outstanding	—	—
Stockholders’ equity:
Common stock - $0.01 par value, 200.0 million shares authorized, 160.1 million issued and outstanding at June 30, 2020 and 159.7 million at December 31, 2019	1,601	1,597
Paid-in capital	4,211,062	4,207,554
Accumulated other comprehensive loss	(54,991)	(46,833)
Accumulated deficit	(3,926,332)	(2,847,726)

Total stockholders’ equity	231,340	1,314,592

Total liabilities and stockholders’ equity	$2,580,257	$3,882,819

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In thousands, except share data)
REVENUES:
Natural gas sales	$86,797	$225,257	$195,344	$501,273
Oil and condensate sales	8,390	36,910	31,541	69,392
Natural gas liquid sales	10,252	25,687	27,165	57,812
Net gain on natural gas, oil and NGL derivatives	26,971	171,140	125,237	151,095

Total Revenues	132,410	458,994	379,287	779,572

OPERATING EXPENSES:
Lease operating expenses	15,686	22,388	31,672	42,195
Production taxes	3,605	8,098	8,404	16,019
Midstream gathering and processing expenses	59,974	72,015	117,870	142,297
Depreciation, depletion and amortization	64,790	124,951	142,818	243,384
Impairment of oil and natural gas properties	532,880	—	1,086,225	—
General and administrative expenses	10,470	11,727	26,639	21,784
Accretion expense	755	1,359	1,496	2,426

Total Operating Expenses	688,160	240,538	1,415,124	468,105

(LOSS) INCOME FROM OPERATIONS	(555,750)	218,456	(1,035,837)	311,467

OTHER EXPENSE (INCOME):
Interest expense	32,366	36,418	65,356	72,039
Interest income	(78)	(159)	(230)	(311)
Gain on debt extinguishment	(34,257)	—	(49,579)	—
Loss from equity method investments, net	45	125,582	10,834	121,309
Other expense	7,242	990	9,098	563

Total Other Expense	5,318	162,831	35,479	193,600

(LOSS) INCOME BEFORE INCOME TAXES	(561,068)	55,625	(1,071,316)	117,867
Income Tax Expense (Benefit)	—	(179,331)	7,290	(179,331)

NET (LOSS) INCOME	$(561,068)	$234,956	$(1,078,606)	$297,198

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(3.51)	$1.47	$(6.75)	$1.85

Diluted	$(3.51)	$1.47	$(6.75)	$1.84

Weighted average common shares outstanding—Basic	159,933,739	159,324,909	159,846,981	161,064,787
Weighted average common shares outstanding—Diluted	159,933,739	159,506,826	159,846,981	161,590,087

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(1,078,606)	$297,198
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion, depreciation and amortization	142,818	243,384
Impairment of oil and natural gas properties	1,086,225	—
Loss (income) from equity investments	10,834	121,449
Gain on debt extinguishment	(49,579)	—
Net gain on derivative instruments	(125,237)	(151,095)
Net cash receipts (payments) on settled derivative instruments	195,232	(1,494)
Deferred income tax expense	7,290	(179,331)
Other, net	9,844	11,341

Changes in operating assets and liabilities:
Decrease in accounts receivable—oil and natural gas sales	55,565	78,525
Decrease (increase) in accounts receivable—joint interest and other	29,159	(24,148)
(Decrease) increase in accounts payable and accrued liabilities	(30,620)	3,220
Other, net	(5,703)	720

Net cash provided by operating activities	247,222	399,769

Cash flows from investing activities:
Additions to oil and natural gas properties	(274,851)	(508,315)
Proceeds from sale of oil and natural gas properties	45,185	745
Additions to other property and equipment	(575)	(4,298)
Proceeds from sale of other property and equipment	151	130
Contributions to equity method investments	—	(432)
Distributions from equity method investments	—	1,945

Net cash used in investing activities	(230,090)	(510,225)

Cash flows from financing activities:
Principal payments on borrowings	(323,322)	(345,350)
Borrowings on line of credit	326,000	455,000
Repurchases of senior notes	(22,827)	—
Payments for repurchases of stock under approved stock repurchase program	—	(30,000)
Other, net	(226)	(714)

Net cash (used in) provided by financing activities	(20,375)	78,936

Net decrease in cash, cash equivalents and restricted cash	(3,243)	(31,520)
Cash, cash equivalents and restricted cash at beginning of period	6,060	52,297

Cash, cash equivalents and restricted cash at end of period	$2,817	$20,777

Supplemental disclosure of cash flow information:
Interest payments	$60,523	$67,472

Income tax receipts	$—	$(1,794)

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$1,891	$2,252

Asset retirement obligation capitalized	$1,553	$6,230

Asset retirement obligation removed due to divestiture	$(2,033)	$—

Interest capitalized	$710	$1,771

Fair value of contingent consideration asset on date of divestiture	$23,090	$—

Foreign currency translation (loss) gain on equity method investments	$(8,158)	$7,411

Explanation and Reconciliation of Non-GAAP Financial Measures

Recurring general and administrative expense is a non-GAAP financial measure equal to general and administrative expense presented on the income statement, plus capitalized G&A and less any non-recurring general and administrative expense. EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), rig terminations fees, gain on debt extinguishment, non-recurring general and administrative expense, non-cash stock-based compensation expense and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities and inclusive of capitalized expenses incurred during the given period. Free cash flow is a non-GAAP measure defined as cash flow from operating activities before changes in operating assets and liabilities (as defined above) less capital expenditures incurred. Adjusted net income is a non-GAAP financial measure equal to pre-tax net (loss) income less non-cash derivative loss (gain), impairment of oil and gas properties, rig terminations fees, gain on debt extinguishment, non-recurring general and administrative expense, non-cash stock-based compensation expense and (income) loss from equity method investments. The Company has presented recurring general and administrative expense, EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. recurring general and administrative expense, EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, recurring general and administrative expense, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The recurring general and administrative expense, EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

GULFPORT ENERGY CORPORATION

RECONCILIATION OF GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	Three months ended June 30,
	2020			2019
	(In thousands)
	Cash	Non-Cash	Total	Cash	Non-Cash	Total
General and administrative expense (GAAP)	$9,272	$1,198	$10,470	$10,019	$1,708	$11,727
Capitalized general and administrative expense	7,205	957	8,162	7,696	1,138	8,834
Non-recurring general and administrative expense(1)	(3,818)	—	(3,818)	(676)	—	(676)

Recurring general and administrative before capitalization	$12,659	$2,155	$14,814	$17,039	$2,846	$19,885

	Six months ended June 30,
	2020			2019
	(In thousands)
	Cash	Non-Cash	Total	Cash	Non-Cash	Total
General and administrative expense (GAAP)	$24,271	$2,368	$26,639	$18,405	$3,379	$21,784
Capitalized general and administrative expense	11,701	1,891	13,592	14,277	2,252	16,529
Non-recurring general and administrative expense(1)	(7,723)	—	(7,723)	(1,214)	—	(1,214)

Recurring general and administrative before capitalization	$28,249	$4,259	$32,508	$31,468	$5,631	$37,099

(1)	Includes non-recurring general and administrative expenses related to certain legal, financial advisory and consulting charges.

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
Net (loss) income (GAAP)	$(561,068)	$234,956	$(1,078,606)	$297,198
Interest expense	32,366	36,418	65,356	72,039
Income tax expense	—	(179,331)	7,290	(179,331)
Accretion expense	755	1,359	1,496	2,426
Depreciation, depletion and amortization	64,790	124,951	142,818	243,384
Impairment of oil and gas properties	532,880	—	1,086,225	—

EBITDA	$69,723	$218,353	$224,579	$435,716

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
EBITDA	$69,723	$218,353	$224,579	$435,716
Adjustments:
Non-cash derivative loss (gain)	97,529	(147,798)	68,615	(152,589)
Non-cash loss on changes in fair value of contingent payments	3,190	—	4,361	—
Rig termination fees	3,762	—	5,411	—
Gain on debt extinguishment	(34,257)	—	(49,579)	—
Non-recurring general and administrative expense	3,818	676	7,723	1,214
Stock-based compensation expense	1,198	1,708	2,368	3,379
Loss from equity method investments	45	125,582	10,834	121,309

Adjusted EBITDA	$145,008	$198,521	$274,312	$409,029

GULFPORT ENERGY CORPORATION

RECONCILIATION OF CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
Cash provided by operating activity (GAAP)	$116,384	$160,004	$247,222	$399,769
Adjustments:
Changes in operating assets and liabilities	(9,845)	4,188	(48,401)	(58,317)
Capitalized expenses incurred(1)	(8,685)	(9,839)	(14,302)	(18,300)

Operating cash flow	$97,854	$154,353	$184,519	$323,152
Capital expenditures incurred(2)	(53,988)	(184,231)	(189,293)	(459,178)

Free cash flow	$43,866	$(29,878)	$(4,774)	$(136,026)

(1)	Includes capitalized general and administrative expense incurred and capitalized interest expenses incurred
(2)	Incurred capital expenditures and cash capital expenditures may vary from period to period due to the cash payment cycle

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In thousands, except share data)		(In thousands, except share data)
(Loss) income before income taxes (GAAP)	$(561,068)	$55,625	$(1,071,316)	$117,867
Adjustments:
Non-cash derivative loss (gain)	97,529	(147,798)	68,615	(152,589)
Non-cash loss on changes in fair value of contingent payments	3,190	—	4,361	—
Impairment of oil and gas properties	532,880	—	1,086,225	—
Rig termination fees	3,762	—	5,411	—
Gain on debt extinguishment	(34,257)	—	(49,579)	—
Non-recurring general and administrative expense	3,818	676	7,723	1,214
Stock-based compensation expense	1,198	1,708	2,368	3,379
Loss from equity method investments	45	125,582	10,834	121,309

Pre-tax net income excluding adjustments	$47,097	$35,793	$64,642	$91,180

Adjusted net income	$47,097	$35,793	$64,642	$91,180

Adjusted net income per common share:
Basic	$0.29	$0.22	$0.40	$0.57

Diluted	$0.29	$0.22	$0.40	$0.56

Basic weighted average shares outstanding	159,933,739	159,324,909	159,846,981	161,064,787
Diluted weighted average shares outstanding	161,215,512	159,596,826	161,457,553	161,590,087